EXHIBIT 99.1

Lakeland Industries Appoints James M. Jenkins as New President and CEO

As the new CEO, James M. Jenkins will leverage Lakeland's strong competitive advantages to deliver improved results and sustainable growth for shareholders.

This continuity in leadership ensures a smooth transition and maintains the Company's strategic direction.

Mr. Jenkins will remain Executive Chairman, and Tom McAteer Lead Independent Director

HUNTSVILLE, AL / ACCESSWIRE / May 20, 2024 / Lakeland Industries, Inc. (NASDAQ: LAKE) (the “Company” or “Lakeland”), a leading global manufacturer of protective clothing for industry, healthcare and first responders on the federal, state and local levels, today announced the appointment of James “Jim” M. Jenkins as its new President and Chief Executive Officer, effective June 1, 2024, following a comprehensive search by the Company’s Board of Directors.

Mr. Jenkins, a seasoned leader, has a rich history with Lakeland. He had held the role of Executive Chairman of Lakeland since August 2023 and previously held the position of Acting CEO since February 1, 2024, stepping into this role following the departure of Charles D. Roberson, the company’s previous CEO.  Before this, he served as the Chairman of the Board from February 1, 2023, through August 2023 and as a director since 2016 and from 2012 to 2015. During his tenure, he played a pivotal role in the development of the Company’s strategy to build a premier global fire services brand and drive profitable growth in our other strategic product lines through product development, channel diversification, and operations optimization.

Mr. Jenkins most recently served as the Chief Legal Officer, Corporate Development Officer and Corporate Secretary for Transcat, Inc., a provider of calibration, repair, inspection and laboratory services.  Under his leadership, Transcat achieved outstanding shareholder returns, increasing its market capitalization by $600 million and revenue by almost $100 million.  Before joining Transcat, Mr. Jenkins was a partner at Harter Secrest & Emery LLP, a regional law firm in New York State, from 2001 until 2020.

"During his time as a director of Lakeland and especially during his tenure as Executive Chairman and Acting CEO, Jim demonstrated tremendous leadership abilities and a keen understanding of the Company’s business, our talented teams, and our growing opportunities in the protective clothing market," said Tom McAteer, Lead Independent Director.  “Since becoming Acting CEO, Lakeland has announced two acquisitions in fire services and an expanded route to market for its North American industrial PPE lines.  Lakeland’s Board and I are very confident that Jim and the company’s team of very talented, highly skilled and experienced leaders will lead the Company to new heights through their track record of strategic execution, growing organizations and improving profitability,” concluded Mr. McAteer.

“Lakeland will continue to deliver on its promise to protect the world’s workers, first responders and communities by providing quality protective solutions for the most critical situations.  The Company has an exciting runway for growth and is primed to drive revenue and profit growth in key markets and continue to execute a shift in our global strategy towards higher value products,” said Jim Jenkins, Executive Chairman.  "This executive team and I will leverage Lakeland's strong competitive advantages within our high-value markets to deliver improved results and sustainable growth for our shareholders.  Our commitment to identifying and maintaining a robust acquisition pipeline with opportunities that enhance our strategic product portfolio remains unchanged, and I am honored to lead this Company into the future."

About Lakeland Industries, Inc.

We manufacture and sell a comprehensive line of industrial protective clothing and accessories for the industrial and public protective clothing market.  Our products are sold globally by our in-house sales teams, our customer service group, and authorized independent sales representatives to a network of over 2,000 global safety and industrial supply distributors.  Our authorized distributors supply end users, such as integrated oil, chemical/petrochemical, automobile, transportation, steel, glass, construction, smelting, cleanroom, janitorial, pharmaceutical, and high technology electronics manufacturers, as well as scientific, medical laboratories and the utilities industry.  In addition, we supply federal, state and local governmental agencies and departments, such as fire and law enforcement, airport crash rescue units, the Department of Defense, the Department of Homeland Security and the Centers for Disease Control.  Internationally, we sell to a mixture of end users directly and to industrial distributors, depending on the particular country and market.  In addition to the United States, sales are made into more than 50 foreign countries, the majority of which were into China, the European Economic Community ("EEC"), Canada, Chile, Argentina, Russia, Kazakhstan, Colombia, Mexico, Ecuador, India, Uruguay, Middle East and Southeast Asia.

For more information concerning Lakeland, please visit the Company online at www.lakeland.com.

Contacts

Lakeland Industries, Inc.

256-600-1390

Roger Shannon

rdshannon@lakeland.com

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995

This press release contains plans, beliefs and goals and other “forward-looking statements” as that phrase is defined in the Private Securities Litigation Reform Act of 1995.  Such statements include, without limitation, references to the Company's predictions or expectations of future business or financial performance as well as its goals and objectives for future operations, financial and business trends, business prospects, and management's expectations for earnings, revenues, expenses, inventory levels, capital levels, liquidity levels, or other future financial or business performance, strategies or expectations, including without limitation our M&A strategy.  All statements, other than statements of historical facts, which address Lakeland's expectations of sources or uses for capital, or which express the Company's expectation for the future with respect to financial performance or operating strategies can be identified as forward-looking statements.  Forward-looking statements involve risks, uncertainties and assumptions as described from time to time in press releases and Forms 8-K, registration statements, quarterly and annual reports and other reports and filings filed with the Securities and Exchange Commission or made by management.  As a result, there can be no assurance that Lakeland's future results will not be materially different from those described herein as "believed," "projected," "planned," "intended," "anticipated," "can," "estimated" or "expected," or other words which reflect the current view of the Company with respect to future events.  We caution readers that these forward-looking statements speak only as of the date hereof.  The Company hereby expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statements to reflect any change in the Company's expectations or any change in events, conditions or circumstances on which such statement is based, except as may be required by law.

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